Exhibit 1.1

[•] Common Shares

ANTERO MIDSTREAM GP LP

COMMON SHARES REPRESENTING LIMITED PARTNER INTERESTS

FORM OF

UNDERWRITING AGREEMENT

[•], 2017

[•], 2017

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10036

Ladies and Gentlemen:

Antero Resources Investment LLC (the “Selling Shareholder”), a Delaware limited liability company and the organizational limited partner of Antero Midstream GP LP (the “Partnership”), a Delaware limited partnership, proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [•] common shares representing limited partner interests in the Partnership (the “Firm Shares”). The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional [•] common shares representing limited partner interests in the Partnership (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares representing limited partner interests in the Partnership to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Partnership has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

The steps outlined in paragraphs (1) through (10) below, and the transactions contemplated thereby, are collectively referred to as the “Transactions.”  At the Conversion Time (as defined below) and in connection with the Transactions, Antero Resources Midstream Management LLC (“ARMM”), a Delaware limited liability company, will convert into the Partnership pursuant to the Conversion (as defined below).  As used in this Agreement, references to the “Partnership” with respect to periods prior to the consummation of the Conversion shall be deemed to be references to ARMM, unless the context otherwise requires.  It is further understood and agreed to by all parties that, on or prior to the Closing Date, the following Transactions have occurred or will occur:

(1)           On September 23, 2013, the Selling Shareholder formed ARMM and was issued all of the limited liability company interests in ARMM.

(2)           (a) On December 16, 2016, ARMM formed Antero IDR Holdings LLC, a Delaware limited liability company (“IDR Holdings”), and was issued all of the limited liability company interests in IDR Holdings; (b) on December 31, 2016, ARMM assigned all of the incentive distribution rights representing limited partner interests (the “Incentive Distribution Rights”) in Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream”), to IDR Holdings in exchange for 2,000,000 Series A Units representing membership interests in IDR Holdings (the “Series A Units”) and IDR Holdings issued 80,000 Series B Units representing profits interests in IDR Holdings (the “Series B Units”) to certain members of IDR Holdings (the “Initial Redemption Right Holders”) named in the Limited Liability Company Agreement of IDR Holdings, dated as of December 31, 2016 (the “IDR Holdings LLC Agreement”); and (c) in January 2017 IDR Holdings issued 20,000 Series B Units to certain additional members of IDR Holdings pursuant to the IDR Holdings LLC Agreement (together with the Initial Redemption Right Holders, the “Redemption Right Holders”).

(3)           On April 6, 2017, ARMM formed Antero Midstream Partners GP LLC, a Delaware limited liability company (“AMP GP”), conveyed its non-economic general partner interest in Antero Midstream to AMP GP as a capital contribution and was issued all of the limited liability company interests in AMP GP.

(4)           Certain entities and individuals (collectively, the “Sponsors”) will form AMGP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), which will be admitted as the managing member of the Partnership with a non-economic general partner interest in the Partnership.

(5)           ARMM will file a Certificate of Conversion with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), pursuant to which (a) ARMM will convert into the Partnership (the “Conversion”) upon the filing thereof with the Delaware Secretary of State (the “Conversion Time”); (b) the General Partner’s managing member interest in ARMM will be converted to a non-economic general partner interest in the Partnership (the “General Partner Interest”); and (c) the remaining membership interest in ARMM will be converted into Common Shares.

(6)           The General Partner and Antero Investment (as organizational limited partner) will enter into the Agreement of Limited Partnership of the Partnership, substantially in the form filed as an exhibit to the Registration Statement (such agreement, together with any amendments or restatements thereof on or prior to the Closing Date or the applicable Option Closing Date, as the case may be, the “Partnership Agreement”).

(7)           The General Partner will amend and restate its limited liability company agreement (such agreement, together with any amendments or restatements thereof on or prior to the Closing Date or the applicable Option Closing Date, as the case may be, the “GP LLC Agreement” and, together with the Partnership Agreement, the “Organizational Agreements”).

(8)           The Partnership will enter into a Registration Rights Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”).

(9)           The Partnership will enter into a services agreement with Antero Resources Corporation, a Delaware Corporation (“Antero Resources”), substantially in the form attached as an exhibit to the Registration Statement (the “Services Agreement” and, together with this Agreement and the Registration Rights Agreement, the “Transaction Agreements”).

(10)         The public through the Underwriters will purchase the Firm Units from the Selling Shareholder.

The General Partner and the Partnership are collectively referred to herein as the “Partnership Parties.”  IDR Holdings, AMP GP, Antero Midstream, Antero Midstream LLC, a Delaware limited liability company (“Midstream Operating”), Antero Treatment LLC, a Delaware limited liability company (“Antero Treatment”), Antero Water LLC, a Delaware limited liability company (“Antero Water”), Antero Midstream Finance Corporation, a Delaware corporation (“Finance Corp.”), and the Partnership Parties are collectively referred to herein as the “Partnership Entities.”

1.             Representations and Warranties of the Partnership Parties.  The Partnership Parties represent and warrant to and agree with each of the Underwriters that:

(a)      The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)      (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(c)       The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)      Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e)       The historical financial statements and the related notes and supporting schedules thereto included in the Time of Sale Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the (i) financial position of the Partnership’s accounting predecessor as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified and (ii) financial position of the Partnership (solely with respect to the audited balance sheet and related notes thereto of ARMM); such financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other financial information included in the Time of Sale Prospectus has been derived from the accounting records of the Partnership’s accounting predecessor or the Partnership, as applicable, and its subsidiaries and presents fairly in all material respects the information shown thereby.  The pro forma financial statements and the related notes thereto included in the Time of Sale Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Prospectus.  The pro forma financial statements and the related notes thereto included in the Time of Sale Prospectus present fairly the information shown therein and comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(f)       Each of the statements made by the Partnership in the Registration Statement and the Time of Sale Prospectus and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions,” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(g)       Since the date of the most recent audited financial statements included in the Time of Sale Prospectus, (i) there has not been any change in the equity or long-term debt of the Partnership Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Partnership Entities on any class of equity interests (other than Antero Midstream’s regular quarterly distribution to holders of common units representing limited partner interests in Antero Midstream (the “AM Common

Units”)), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Partnership Entities taken as a whole; (ii) none of the Partnership Entities has entered into any transaction or agreement that is material to the Partnership Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership Entities taken as a whole; (iii) none of the Partnership Entities has sustained any material loss or interference with its business or operation from fire, explosion, flood or other calamity, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) none of the Partnership Entities has issued or granted any securities; except in each case as otherwise disclosed in the Time of Sale Prospectus.

(h)      Each of the Partnership Entities has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, management, financial position or results of operations of the Partnership Entities taken as a whole; (B) materially impair the ability of any of the Partnership Entities to consummate the Transactions or to perform their respective obligations under this Agreement, the Transaction Agreements or the Organizational Agreements (collectively, the “Operative Agreements”) (each of clause (A) and (B), a “Material Adverse Effect”); or (C) subject the limited partners of the Partnership to any material liability or disability.  Each of the Partnership Entities has all power and authority necessary to enter into to own or hold its properties and to conduct the business in which it is engaged as described in the Time of Sale Prospectus.

(i)        The General Partner has, and at the Closing Date or the applicable Option Closing Date, as the case may be, after giving effect to the Transactions, will have, full limited liability company power and authority to serve as general partner of the Partnership as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  After giving effect to the Transactions, the General Partner will be, at the Closing Date or the applicable Option Closing Date, as the case may be, the sole general partner of the Partnership.

(j)       At the Closing Date or the applicable Option Closing Date, as the case may be, after giving effect to the Transactions, the Sponsors will own 100% of the limited liability company interests in the General Partner; such limited liability company interests will have been duly authorized and validly issued in accordance with the GP LLC Agreement and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such limited liability company interests will be owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim (“Liens”) (except for (i) restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LLC Act).

(k)      The General Partner after giving effect to the Transactions, will be, at the Closing Date or the applicable Option Closing Date, as the case may be, the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such General Partner Interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such General Partner Interest free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(l)        At the Closing Date or the applicable Option Closing Date, as the case may be, after giving effect to the Transactions, the Partnership will own 100% of the limited liability company interests in AMP GP; such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of AMP GP (the “AMP GP LLC Agreement”) and will be fully paid (to the extent required under the AMP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of any Lien (except for (i) restrictions on transferability contained in the AMP GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LLC Act).

(m)     AMP GP has, and at the Closing Date or the applicable Option Closing Date, as the case may be, after giving effect to the Transactions, will have, full limited liability company power and authority to serve as general partner of Antero Midstream as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)      AMP GP is, and after giving effect to the Transactions will be, at the Closing Date or the applicable Option Closing Date, as the case may be, the sole general partner of Antero Midstream, with a noneconomic general partner interest in Antero Midstream (the “Antero Midstream GP Interest”); such Antero Midstream GP Interest will have been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of Antero Midstream, dated as of November 10, 2014, as amended (the “Antero Midstream

Partnership Agreement”); and AMP GP will own such Antero Midstream GP Interest free and clear of all Liens (except for (i) restrictions on transferability contained in the Antero Midstream Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LP Act).

(o)      The Partnership owns 100% of the Series A Units; such Series A Units and the membership interests represented thereby have been duly authorized and validly issued in accordance with the IDR Holdings LLC Agreement, and are fully paid (to the extent required under the IDR Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such Series A Units are owned free and clear of any Lien (except for (i) restrictions on transferability contained in the IDR Holdings LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LLC Act).

(p)      The Redemption Right Holders own 100% of the Series B Units; such Series B Units and the profits interests represented thereby have been duly authorized and validly issued in accordance with the IDR Holdings LLC Agreement and are fully paid (to the extent required under the IDR Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such Series B Units are owned free and clear of any Lien (except for (i) restrictions on transferability contained in the IDR Holdings LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LLC Act).

(q)      IDR Holdings owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Antero Midstream Partnership Agreement and are fully paid (to the extent required under the Antero Midstream Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and IDR Holdings owns such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the IDR Holdings LLC Agreement, Antero Midstream Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LP Act).

(r)       Antero Midstream owns 100% of the limited liability company interests in Midstream Operating; such limited liability company interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Midstream Operating, dated as of January 16, 2014 (the “Midstream Operating LLC Agreement”), and are fully paid (to the extent required under the Midstream Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Midstream Operating LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under that certain Credit Agreement, dated as of November 10, 2014, by and among Antero Midstream and certain of its subsidiaries, certain lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, swingline lender and L/C issuer, and the other parties thereto, as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Partnership or its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable (the “AM Revolving Credit Facility”)).

(s)       Antero Midstream owns 100% of the limited liability company interests in Antero Treatment; such limited liability company interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Antero Treatment, dated as of August 13, 2015 (the “Antero Treatment LLC Agreement”), and are fully paid (to the extent required under the Antero Treatment LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Antero Treatment LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the AM Revolving Credit Facility).

(t)       Antero Midstream owns 100% of the limited liability company interests in Antero Water; such limited liability company interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Antero Water, dated as of November 6, 2014 (the “Antero Water LLC Agreement”), and are fully paid (to the extent required under the Antero Water LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Antero Water LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the AM Revolving Credit Facility).

(u)      Antero Midstream owns 100% of the issued and outstanding shares of capital stock of Finance Corp.; such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and by-laws of Finance Corp., as amended to date (the “Finance Corp. Organizational

Documents”), and is fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are owned free and clear of all Liens (other than transfer restrictions imposed by the Securities Act and the securities or Blue Sky laws of certain jurisdictions).

(v)              Midstream Operating owns 50% of the limited liability company interests in Sherwood Midstream LLC, a Delaware limited liability company (“Sherwood Midstream”); such limited liability company interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Sherwood Midstream, dated as of February 6, 2017 (the “Sherwood LLC Agreement”) and are fully paid (to the extent required under the Sherwood LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Sherwood LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the AM Revolving Credit Facility).

(w)              At the Closing Date, after giving effect to the Transactions (and assuming no purchase by the Underwriters of the Additional Shares), the issued and outstanding partnership interests of the Partnership will consist of (i) [•] Common Shares, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) the General Partner Interest, which is the only general partner interest of the Partnership issued and outstanding.

(x)              The issued and outstanding partnership interests of Antero Midstream consist of (i) as of the date hereof, [•] AM Common Units and the Incentive Distribution Rights, which are the only limited partner interests of Antero Midstream issued and outstanding, and (ii) as of the Closing Date, after giving effect to the Transactions, the AM General Partner Interest, which will be the only general partner interest of Antero Midstream issued and outstanding.

(y)              At the Closing Date or the applicable Option Closing Date, as the case may be, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, IDR Holdings, AMP GP, Antero Midstream, Midstream Operating, Antero Treatment, Antero Water, Finance Corp., Series B of M3 Appalachia Operating, LLC, a Delaware limited liability company (“Stonewall”), Sherwood Midstream, Sherwood Midstream Holdings LLC, a Delaware limited liability company (“Sherwood Holdings”) or MarkWest Ohio Fractionation Company, L.L.C., a Delaware limited liability company (together with Stonewall, Sherwood Midstream and Sherwood Holdings, the “JV Entities”). At the Closing Date or the applicable Option Closing Date, as the case may be, after giving effect to the Transactions, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than IDR Holdings, AMP GP, Antero Midstream, Midstream Operating, Antero Treatment, Antero Water, Finance Corp. or the JV Entities.

(z)               Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as provided in the Operative Agreements, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities pursuant to any of their certificate of limited partnership, formation or incorporation, agreement of limited partnership, limited liability company agreement, bylaws or any other organizational documents (the “Organizational Documents”) or any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them may be bound. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as provided in the Operative Agreements, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Partnership.

(aa)            Each of the Partnership Parties has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Each of the Partnership Entities has or had, as applicable, full right, power and authority to execute and deliver each of the Operative Agreements to which such Partnership Entity is a party and to perform its obligations thereunder.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Time of Sale Prospectus and (ii) General Partner Interest, in accordance with and upon the terms and conditions set forth in the Partnership Agreement.

(bb)            The Shares to be sold by the Selling Shareholder and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement,  and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  Other than the Common Shares held by the Selling Shareholder that will be distributed to the members of the Selling Shareholder upon its liquidation following the Offering, the Shares will be the only limited partner interests of the Partnership issued or outstanding at the Closing Date or the applicable Option Closing Date, as the case may be.

(cc)         This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(dd)            At the Closing Date or the applicable Option Closing Date, as the case may be:

(i)               each of the Transaction Agreements will have been duly authorized, executed and delivered by the Partnership Entities party thereto and will be a valid and legally binding agreement of such Partnership Entities, enforceable against such Partnership Entities in accordance with its terms;

(ii)              the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Antero Investment and will be a valid and legally binding agreement of the partners of the Partnership, enforceable against the partners in accordance with its terms; and

(iii)             the GP LLC Agreement will have been duly authorized, executed and delivered by the Sponsors and will be a valid and legally binding agreement of the Sponsors, enforceable against the Sponsors in accordance with its terms.

(ee)             Each of the Operative Agreements conforms in all material respects to the description thereof contained in the Time of Sale Prospectus.

(ff)             None of the Partnership Entities is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect

(gg)             The execution, delivery and performance by the Partnership Parties of this Agreement and each of the other Operative Agreements to which they are a party, the issuance and sale of the Shares, the consummation of the Transactions or any other transactions contemplated by this Agreement and the other Operative Agreements and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Time of Sale Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or, to the knowledge of the Partnership Parties, Sherwood Midstream pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities or Sherwood Midstream is a party or by which any of the Partnership Entities or Sherwood Midstream is bound or to which any of the property, right or assets of any of the Partnership Entities or Sherwood Midstream is subject; (ii) result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or Sherwood Midstream; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)            No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by any of the Partnership Entities of any of the Operative Agreements; (ii) the issuance and sale of the Shares as described in the Time of Sale Prospectus; (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement and the other Transaction Agreements; or (iv) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Time of Sale Prospectus, except (A) such as have been, or prior to the Closing Date will be, obtained or made, (B) for the registration of the Shares under the Securities Act and consents as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Shares by the Underwriters, (C) for filings that will be made on or prior to the Closing Date with the Delaware Secretary of State in connection with the Conversion, (D) for such consents that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect; and (E) as described in the Registration Statement and the Time of Sale Prospectus.

(ii)               Except as described in the Time of Sale Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Partnership Entities is or may be a party or to which any other property, right or asset of the Partnership Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Partnership Entities, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Partnership Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(jj)              KPMG LLP, which has certified certain financial statements of the Partnership and its subsidiaries is an independent public accounting firm with respect to the Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(kk)            To the knowledge of the Partnership, the oil and natural gas reserve estimates of Antero Resources, as of June 30, 2016, contained in the Time of Sale Prospectus are derived from reports that have been audited by DeGolyer and MacNaughton; and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of Antero as of June 30, 2016 and are in accordance, in all material respects, with Commission rules and guidelines that are currently in effect for oil and gas producing companies applied on a consistent basis throughout the period covered.

(ll)               Each of the Partnership Entities has good and marketable title to, or valid rights to lease or otherwise use, all items of real property and personal property that are material to the respective businesses of the Partnership Entities, in each case free and clear of all Liens except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(mm)         Each of the Partnership Entities, directly or indirectly, has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Time of Sale Prospectus, subject to the limitations described in the Registration Statement and the Time of Sale Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the Closing Date or the applicable Option Closing Date, as the case may be, will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(nn)            Each of the Partnership Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(oo)            No relationship, direct or indirect, exists between or among the Partnership Entities, on the one hand, and the directors, officers, shareholders, holders of equity interests or other affiliates of the Partnership Entities, on the other hand, that is required by the Securities Act to be described in the Time of Sale Prospectus which is not so described.

(pp)            None of the Partnership Entities is and, as of the Closing Date or the applicable Option Closing Date, as the case may be, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(qq)            Except as disclosed in the Time of Sale Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Partnership Entities has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and (ii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Partnership Entities or any of their respective properties or assets

(rr)              Each of the Partnership Entities possesses all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Time of Sale Prospectus, none of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(ss)             No labor disturbance by, or dispute with, the employees of the Partnership Entities exists or, to the knowledge of each of the Partnership Parties, is contemplated or threatened, and the Partnership is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Partnership Entities, except as would not reasonably be expected to have a Material Adverse Effect.

(tt)              Except as described in the Time of Sale Prospectus: (i) the Partnership Entities (x) are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (to the extent such human health or safety protection is related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received any written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Partnership Entities, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Partnership Parties, threatened against the Partnership Entities under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(uu)            Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Partnership or any of its affiliates for employees or former employees of the Partnership and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; and neither the Partnership nor any of its subsidiaries has any reasonable expectation of incurring any liabilities under Title IV of ERISA.

(vv)            The Partnership Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership Entities in reports that the Partnership files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management, including the principal executive officer(s) and principal financial officer(s) of the General Partner, as appropriate to allow timely decisions regarding required disclosure to be made.  The Partnership’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.  The Partnership Entities will carry out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ww)           The Partnership Entities maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the General Partner’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the internal controls of the Partnership Entities.

(xx)            Each of the Partnership Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks as are reasonably adequate to protect the Partnership Entities and their respective businesses; and none of the Partnership Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(yy)            (i) None of the Partnership Entities, nor any director, officer, or employee thereof, or, to the Partnership Entities’ knowledge, any agent or representative of the Partnership Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Partnership Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Partnership Entities will not use, directly or indirectly, the proceeds of  the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(zz)             The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Partnership Entities, threatened.

(aaa)          (i) None of the Partnership Entities, nor any director, officer, or employee thereof, or, to the Partnership Entities’ knowledge, any agent, affiliate or representative of the Partnership Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)              The Partnership Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(bbb)          Except as disclosed in the Registration Statement and the Time of Sale Prospectus, no subsidiary of the Partnership is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership.

(ccc)           None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or the Transactions.

(ddd)          The Partnership has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offering and sale of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(eee)           The issuance of (i) the General Partner Interest to the General Partner and (ii) the AM General Partner Interest to AMP GP are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(fff)            Except as disclosed in the Time of Sale Prospectus, the Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Shares.

(ggg)           Nothing has come to the attention of the Partnership Parties that has caused the Partnership Parties to believe that the statistical and market-related data included in the Time of Sale Prospectus and the consolidated financial statements included in the Time of Sale Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(hhh)                             There has been no failure on the part of the Partnership or any of its directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Partnership, including Section 402 related to loans and Section 302 and 906 related to certifications.

(iii)                                         Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jjj)                                      The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Critical Accounting Policies and Estimates” set forth in the Time of Sale Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(kkk)                             There are no contracts or other documents required to be described in the Registration Statement or the Time of Sale Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the Time of Sale Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  To the Partnership Parties’ knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(lll)                                         The statements made in the Time of Sale Prospectus under the captions “Business—Regulation of Operations”; “Business—Regulation of Environmental and Occupational Safety and Health Matters”; “Business—Legal Proceedings”; “Certain Relationships and Related Party Transactions”;

“Organizational Structure”; “Description of Our Common Shares”; “Shares Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(mmm)                 Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(nnn)                             The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, the New York Stock Exchange.

(ooo)                             From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ppp)                             The Partnership (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of Morgan Stanley & Co. LLC (“Morgan Stanley”), Barclays Capital Inc. and J.P. Morgan Securities LLC, the representatives of the Underwriters (the “Representatives”), with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Partnership has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(qqq)                             As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any certificate signed by any officer of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.

2.                                      Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)                                           This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b)                                           The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the Organizational Documents of the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)                                            The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares or a security entitlement in respect of such Shares.

(d)                                           Upon payment for the Shares pursuant to this Agreement, delivery of the Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of the Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to the Shares), (A) DTC shall be a “protected purchaser” of the Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of the Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to the Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) the Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s share registry in accordance with its Organizational Documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)                                            The Selling Shareholder is not prompted by any information concerning the Partnership Entities which is not set forth in the Time of Sale Prospectus to sell the Shares pursuant to this Agreement.

(f)                                             (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(g)                                            (i) Neither the Selling Shareholder, nor, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A)                               the subject of any Sanctions, or

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                         The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                      (a) Neither the Selling Shareholder, nor, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official  in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Shareholder has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) the Selling Shareholder will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(iv)                     The operations of the Selling Shareholder are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

3.                        Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[•] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any distributions declared by the Partnership and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each of the Partnership and the Selling Shareholder hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (other than any registration statement on Form S-8 relating to the Partnership’s long-term incentive plan or other existing employee benefit plans of the Partnership referred to in the Registration Statement, Time of Sale Prospectus or the Prospectus) or (4) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Partnership of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that is described in the most recent Time of Sale Prospectus, (c) transactions by the Selling Shareholder relating to Common Shares or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (d) transfers by the Selling Shareholder of Common Shares or any security convertible into Common Shares as a bona fide gift, provided that (i) each donee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares shall be required or shall be voluntarily made in respect of the transfer during the Restricted Period, (e) distributions by either of the Selling Shareholder or Antero Resources Employee Holdings LLC of Common Shares or any security convertible into Common Shares to its respective members, provided that (i) each distribute shall receive such Common Shares subject to a private placement legend restricting transfer of such Shares under the Securities Act, and neither the Partnership nor the Selling Shareholder shall take any action to facilitate the removal of such private placement legend during the Restricted Period without the prior written consent of Morgan Stanley, and (ii) to the extent a filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares is required of or voluntarily made by or on behalf of the Selling Shareholder or the Partnership regarding such transfer during the Restricted Period, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Restricted Period. In addition, the Selling Shareholder agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.  The Selling Shareholder consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of any Shares held by the Selling Shareholder except in compliance with the foregoing restrictions.

If Morgan Stanley, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(g) hereof for an officer or director of the General Partner and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4.                        Terms of Public Offering. The Selling Shareholder is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Selling Shareholder is further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5.                        Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2017, or at such other time on the same or such other date, not later than [•], 2017, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2017, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6.                        Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                      there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of any of the Partnership Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the General Partner, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of the Closing Date and that the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                             The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside counsel for the Partnership Parties, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(d)                            The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside counsel for the Selling Shareholder, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(e)                             The Underwriters shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.A., Delaware counsel for the Partnership Parties, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit E.

(f)                              The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration

Statement, the Prospectus and the Time of Sale Prospectus and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

With respect to Sections 6(c), 6(d), 6(e) and 6(f) above, Latham & Watkins LLP, Richards, Layton & Finger, P.A. and Vinson & Elkins L.L.P. may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(g)                             The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)                            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the General Partner relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)                                At the time of execution of this Agreement, the Representatives shall have received from the Chief Financial Officer of the General Partner a certificate, in substantially the form set forth on Exhibit F hereto (the “Initial CFO Certificate”).  At each Closing Date, the Representatives shall have received from the Chief Financial Officer of the General Partner a certificate (the “Bring-Down CFO Certificate”) (i) stating, as of the date of the Bring-Down CFO Certificate (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Bring-Down CFO Certificate), the conclusions and findings of the Chief Financial Officer with respect to the financial information and other matters covered by the Initial CFO Certificate and (ii) confirming in all material respects the conclusions and findings set forth in the Initial CFO Certificate.

(j)                               The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                                a certificate, dated the Option Closing Date and signed by an executive officer of the General Partner, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)                             an opinion of Latham & Watkins LLP, outside counsel for the Partnership Parties, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)                          an opinion of Latham & Watkins LLP, outside counsel for the Selling Shareholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)                         an opinion of Richards, Layton & Finger, P.A., Delaware counsel for the Partnership Parties, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v)                            an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi)                         a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)                      a Bring-Down CFO Certificate, dated the Option Closing Date, (i) stating, as of the date of the Bring-Down CFO Certificate (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Bring-Down CFO Certificate), the conclusions and findings of the Chief Financial Officer with respect to the financial information and other matters covered by the Initial CFO Certificate and (ii) confirming in all material respects the conclusions and findings set forth in the Initial CFO Certificate; and

(viii)                   such other documents as you may reasonably request with respect to the good standing of the Partnership Entities, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.                                      Covenants of the Partnership Parties. The Partnership Parties covenant with each Underwriter as follows:

(a)                   To furnish to you, without charge, [•] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                   Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                   Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                     If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)                   To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                       The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 3.

(j)                      If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

8.                                      Covenants of the Selling Shareholder.  The Selling Shareholder covenants with each Underwriter to deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form

9.                                      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Partnership Parties agree to pay or cause to be paid all expenses incident to the performance of their and the Selling Shareholders’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel, the Partnership’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (not to exceed $15,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (not to exceed $20,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, if any, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and one-half the cost of any aircraft chartered or utilized pursuant to a fractional membership agreement in connection with the road show (it being understood the Underwriters shall be responsible for the remaining one-half), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Partnership Parties hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Partnership Parties and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

10.                               Covenants of the Underwriters.  Each Underwriter severally covenants with the Partnership Parties not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

11.                               Indemnity and Contribution.  (a) Each of the Partnership Parties and the Selling Shareholder, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold under this Agreement.

(b)                   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties and the Selling Shareholder, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Partnership or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)                    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership Parties, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives.  In the case of any such separate firm for the Partnership Parties, and such directors, officers and control persons of the Partnership Parties, such firm shall be designated in writing by the Partnership.  In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                   To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Partnership Parties and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.  The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold under this Agreement.

(e)                    The Partnership Parties, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                     The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the

Partnership Parties and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any affiliate, director, officer, employee, selling agent or any person controlling that Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Partnership Parties, their officers or directors or any person controlling the Partnership Parties and (iii) acceptance of and payment for any of the Shares.

12.                               Termination.  The Underwriters may terminate this Agreement by notice given by you to the Partnership, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT or the NASDAQ Global Market, (ii) trading of any securities of the Partnership Entities shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.                               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Partnership and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this

Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Partnership Parties or the Selling Shareholder.  In any such case either you, the Partnership or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If the Selling Shareholder shall fail to tender the Shares for delivery to the Underwriters for any reason or the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Partnership shall pay the full amount thereof to the Representatives.  Notwithstanding the foregoing, if this Agreement is terminated pursuant to this Section 14 by reason of the default of one or more Underwriters or the purchase of the Shares is not consummated as a result of the occurrence of any of the events described in Section 13 (other than the occurrence of an event described in Section 13(iii)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Partnership Parties and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                   The Partnership Parties acknowledge that in connection with the offering of the Shares:  (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, any of the Partnership Parties or any other person, (ii) the Underwriters owe the Partnership Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Partnership Parties.  The Partnership Parties waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; and if to any of the Partnership Parties or the Selling Shareholder shall be delivered, mailed or sent to 1615 Wynkoop Street, Denver, Colorado 80202.

[Signature Pages Follow]

Very truly yours,

Antero Resources Midstream Management LLC

By:
Name:
Title:

AMGP GP LLC

By:
Name:
Title:

Antero Resources Investment LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

Accepted as of the date hereof

Morgan Stanley & Co. LLC Barclays Capital Inc.
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Barclays Capital Inc.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
[•]
[•]
[•]

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued [•]

2.                                      [identify all free writing prospectuses filed by the Partnership under Rule 433(d) of the Securities Act]

3.                                      [free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.                                      [Number of Firm Shares: [•]

Number of Additional Shares: [•]

Price per Share to the Public: $[•]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

[None.]

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

          , 2017

Morgan Stanley & Co. LLC

Barclays Capital Inc.

J.P. Morgan Securities LLC

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Antero Midstream GP LP, a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [•] common shares (the “Shares”) representing limited partner interests in the Partnership (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC (“Morgan Stanley”) on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing.  The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (b) transfers of shares of Common Shares or any security convertible into Common Shares as a bona fide gift, provided that (i) each donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares shall be required or shall be voluntarily made during the Restricted Period, or (c) distributions of Common Shares or any security convertible into Common Shares to limited partners, members or stockholders of the undersigned, provided that (i) each distribute shall receive such Common Shares subject to a private placement legend restricting transfer of such Common Shares under the Securities Act, and the undersigned shall not take any action to facilitate the removal of such private placement legend during the Restricted Period without the prior written consent of Morgan Stanley, and (ii) to the extent a filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares, if any, is required of or voluntarily made by or on behalf of the undersigned or the Partnership regarding such distribution, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Restricted Period.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of AMGP GP LLC, a Delaware limited liability company and the general partner of the Partnership, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Partnership of the impending release or waiver, and (ii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

      , 2017

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Antero Midstream GP LP (the “Partnership”) of [•] common shares representing limited partner interests in the Partnership (the “Common Shares”), and the lock-up letter dated     , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated     , 20  , with respect to      Common Shares (the “Shares”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective      , 20  ; provided, however, that such [waiver] [release] is conditioned on the Partnership announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Partnership of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

By:
Name:
Title:

cc:  Antero Midstream GP LP

FORM OF PRESS RELEASE

Antero Midstream GP LP

[Date]

Antero Midstream GP LP (the “Partnership”) announced today that Morgan Stanley & Co. LLC, a lead book-running manager in the Partnership’s recent public sale of [•] common shares representing limited partner interests in the Partnership (the “Common Shares”) is [waiving][releasing] a lock-up restriction with respect to      Common Shares held by [certain officers or directors] [an officer or director] of AMGP GP LLC, the general partner of the Partnership.  The [waiver][release] will take effect on     , 20   , and the Common Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

C-1

EXHIBIT D

FORM OF OPINION OF SELLING SHAREHOLDERS’ COUNSEL

D-1

EXHIBIT E

FORM OF OPINION OF DELAWARE COUNSEL

E-1

EXHIBIT F

FORM OF INITIAL CFO CERTIFICATE

[•], 2017

The undersigned, in his capacity as the Chief Financial Officer of AMGP GP LLC, a Delaware limited liability company (the “General Partner”) and the sole general partner of Antero Midstream GP LP, a Delaware limited partnership (the “Partnership”), hereby certifies, pursuant to Section 6(h) of the Underwriting Agreement dated [•], 2017 (the “Underwriting Agreement”), by and among the General Partner, the Partnership and Morgan Stanley & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as the representatives of the underwriters (the “Underwriters”) named therein, that he is familiar with the matters described herein and that, except for decreases the Registration Statement discloses have occurred or may occur, no facts have come to the undersigned’s attention that have caused him to believe that (i) at [•], 2017, there was any decrease in total equity of the Partnership as compared with the amounts shown in the December 31, 2016 audited consolidated balance sheet included or incorporated by reference in the Registration Statement or (ii) for the period from January 1, 2017 to [•], 2017, there was any decrease, as compared with the corresponding period in the preceding years, in total consolidated operating revenue or income from operations of the Partnership, in each case, other than any decrease caused by or attributable to (A) commodity derivative fair value losses, (B) depletion, depreciation or amortization, (C) income tax expense or (D) operating the business in the ordinary course

The undersigned has examined the preliminary unaudited financial information set forth under the caption “Prospectus Summary—Recent Developments—[First Quarter 2017 Update (Preliminary and Unaudited)]” in the most recent Time of Sale Prospectus (the “First Quarter Financial Data”) and hereby certifies that (i) the First Quarter Financial Data has been prepared (A) in a manner materially consistent with the financial information included or incorporated by reference in the most recent Time of Sale Prospectus and (B) in good faith based upon the assumptions that the Partnership’s management believes are reasonable and consistent with the Partnership’s internal records and information systems and (ii) the Partnership has prepared each of the numbers (the “Financial Numbers”) that are circled and ticked with the symbol “x” in the pages of the Time of Sale Prospectus attached hereto as Annex A and hereby certifies that (i) the Financial Numbers have been prepared in good faith based upon the assumptions that the General Partner’s management believes are reasonable and consistent with the Partnership’s internal records and information systems and (ii) nothing has come to the attention of the undersigned to cause him to believe that the Financial Numbers are not true, correct and accurate in all material respects.

Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement. This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of securities covered by the Registration Statement.

F-1